Exhibit 99.1

Contact: Samir Ali Vice President, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces Relisting on NYSE

HOUSTON, March 24, 2022 – Diamond Offshore Drilling, Inc. (“Diamond” or the “Company”) today announced that the Company has received approval to relist its unrestricted common stock on the New York Stock Exchange (NYSE) under the ticker symbol “DO.” The Company expects the common stock to commence trading on or about Wednesday, March 30, 2022.

Bernie Wolford, Jr., President and Chief Executive Officer, stated, “We are excited to return to the public markets on the NYSE. The relisting of our common stock is another important step in strengthening our capital structure to position Diamond for long-term success and growth.”

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, statements concerning future listing and trading of the Company’s common stock, impact of the listing and other statements that are not of historical fact. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those currently anticipated or expected by management of the Company. A discussion of certain of the risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Given these risk factors and other considerations, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of such statement, and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.